Exhibit 99.1

Contact:	Kathlenn Campbell, Marketing Director	First Citizens National Bank
	570-662-0422	15 South Main Street
	570-662-8512 (fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports Third Quarter 2010 Earnings

MANSFIELD, PENNSYLVANIA— November 1, 2010 – Citizens Financial Services, Incorporated (OTC BB: CZFS), parent company of First Citizens National Bank, has released its unaudited financial performance for the third quarter ended September 30, 2010.

Net income for the nine months ended September 30, 2010 totaled $8,570,000 which compares to $7,206,000 for the same period last year.  This represents an increase of $1,364,000, or 18.9%.  Earnings per share of $2.96 increased 19.4% from $2.48 per share last year.  Annualized return on equity for the comparable periods was 18.31% and 17.46%, while return on assets was 1.51% and 1.39%, respectively.

Net income for the three months ended September 30, 2010 totaled $2,897,000 which compares to $2,388,000 for the third quarter of 2009, representing an increase of $509,000, or 21.3%.  Earnings per share of $1.00 increased 22.0% from $.82 per share for the same period last year.  Annualized return on equity for the comparable periods was 17.98% and 16.84%, while return on assets was 1.49% and 1.35%, respectively.

As of September 30, 2010, total assets were $789.4 million, which was an increase of $59.9 million from December 31, 2009, and an increase of $82.2 million since September, 2009.  The investment portfolio totaled $230.5 million, an increase of $31.9 million since year-end.  Net loans of $469.2 million have increased $17.7 million, or 3.9%, since December 31, 2009 and have increased $25.4 million since last September.  Total deposits at the end of September totaled $655.2 million, which is an increase of $49.6 million since year end, and have increased $75.4 million since last September, or 13.0%.  The growth in deposits can be attributed to the impact of the Marcellus Shale gas play, our outstanding customer service and the overall financial strength of First Citizens.

CEO and President Randall E. Black stated, “Our continued financial performance is the result of disciplined balance sheet management, emphasis on credit quality and a focus on efficiency.  Net interest income, before the provision for loan loss, increased from $18,819,000 last year through September to $20,569,000 this year, an increase of $1,750,000, or 9.3%.  On a tax equivalent basis, our net interest margin has remained relatively stable at 4.23% this year compared with 4.24% last year.  Although asset yields have declined, particularly yields on investment securities, we have been able to decrease our deposit costs by attracting more low cost deposits along with continuing to roll down the yield curve as a result of the continued low interest rate environment.  Additionally, our non-interest expenses have decreased $143,000 from a year ago.  The soft economy has had an impact on our credit quality.  As of September 30, 2010 non-performing assets as a percent of loans was 3.01%, which is an increase from 1.55% at the end of December 2009.  However, 72.1% of these non-performing assets are paid current.  Most of the increase in non-performing assets is attributable to one large commercial loan, which we believe is well collateralized.  Even with this increase, we continue to compare favorably to other community banks in our industry.  As a result of the increase, the provision for loan losses totaled $840,000 for the nine months ended September 30, 2010 compared with $700,000 last year through nine months.”

Stockholders’ equity totaled $69.6 million at September 30, 2010, representing an increase of $8.1 million, or 13.2%, from December 31, 2009.  Book value per share at September 30, 2010 was $22.70 compared with $20.71 last December, an increase of 9.6%.  Mr. Black also stated, “Regulators and the entire banking industry are focused on capital levels and capital planning.  I am pleased to note that First Citizens remains well capitalized based upon regulatory guidelines.  In fact, our financial strength and strong financial performance thus far in 2010 has enabled us to continue to build our capital levels while still providing an attractive dividend to our shareholders.”  On October 6, 2010, a cash dividend of $.26 per share was declared and will be paid on November 5, 2010 to shareholders of record as of October 15, 2010.  The quarterly cash dividend is an increase of 4% over the dividend declared one year ago.

Citizens Financial Services, Inc. has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 17 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	September 30	December 31	September 30
(in thousands except share data)	2010	2009	2009
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 11,392	$ 9,505	$ 10,844
Interest-bearing	28,674	21,944	9,318
Total cash and cash equivalents	40,066	31,449	20,162

Available-for-sale securities	230,493	198,582	197,544

Loans (net of allowance for loan losses: September 30, 2010, $5,588;
December 31, 2009, $4,888; September 30, 2009, $4,683)	469,204	451,496	443,808

Premises and equipment	12,944	12,227	11,896
Accrued interest receivable	3,636	3,141	3,544
Goodwill	10,256	10,256	10,256
Bank owned life insurance	13,043	12,667	12,539
Other assets	9,713	9,659	7,465

TOTAL ASSETS	$ 789,355	$ 729,477	$ 707,214

LIABILITIES:
Deposits:
Noninterest-bearing	$ 68,794	$ 60,061	$ 56,070
Interest-bearing	586,446	545,498	523,777
Total deposits	655,240	605,559	579,847
Borrowed funds	56,454	54,115	57,790
Accrued interest payable	1,814	2,037	2,075
Other liabilities	6,225	6,239	6,395
TOTAL LIABILITIES	719,733	667,950	646,107
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares 2010 and none in 2009; none issued in 2010 or 2009	-	-	-
Common stock
$1.00 par value; authorized 15,000,000 shares at September 30, 2010; 10,000,000 at
December 31, 2009 and September 30, 2009; issued 3,104,434 shares at September 30,
2010; 3,076,253 shares at December 31, 2009 and September 30, 2009	3,104	3,076	3,076
Additional paid-in capital	14,219	13,457	13,455
Retained earnings	52,968	47,353	45,557
Accumulated other comprehensive income	3,984	2,041	3,365
Treasury stock, at cost: 212,737 shares at September 30, 2010; 204,437 shares at
December 31, 2009 and 202,287 shares at September 30, 2009	(4,653)	(4,400)	(4,346)
TOTAL STOCKHOLDERS' EQUITY	69,622	61,527	61,107
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 789,355	$ 729,477	$ 707,214

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2010	2009	2010	2009
INTEREST INCOME:
Interest and fees on loans	$ 7,782	$ 7,581	$ 23,268	$ 22,616
Interest-bearing deposits with banks	24	15	55	27
Investment securities:
Taxable	1,178	1,466	3,777	4,647
Nontaxable	772	598	2,140	1,583
Dividends	14	7	27	20
TOTAL INTEREST INCOME	9,770	9,667	29,267	28,893
INTEREST EXPENSE:
Deposits	2,313	2,777	7,374	8,555
Borrowed funds	444	500	1,324	1,519
TOTAL INTEREST EXPENSE	2,757	3,277	8,698	10,074
NET INTEREST INCOME	7,013	6,390	20,569	18,819
Provision for loan losses	300	400	840	700
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	6,713	5,990	19,729	18,119
NON-INTEREST INCOME:
Service charges	919	958	2,709	2,664
Trust	130	121	411	397
Brokerage and insurance	91	75	314	228
Gains on loans sold	44	83	92	292
Investment securities gains, net	-	-	99	118
Earnings on bank owned life insurance	127	128	376	364
Other	134	87	358	278
TOTAL NON-INTEREST INCOME	1,445	1,452	4,359	4,341
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,436	2,393	7,293	7,018
Occupancy	295	272	898	889
Furniture and equipment	114	102	331	336
Professional fees	176	164	509	459
Federal deposit insurance	245	277	699	1,030
Other	1,220	1,242	3,440	3,581
TOTAL NON-INTEREST EXPENSES	4,486	4,450	13,170	13,313
Income before provision for income taxes	3,672	2,992	10,918	9,147
Provision for income taxes	775	604	2,348	1,941
NET INCOME	$ 2,897	$ 2,388	$ 8,570	$ 7,206

Earnings Per Share	$ 1.00	$ 0.82	$ 2.96	$ 2.48
Cash Dividends Paid Per Share	$ 0.255	$ 0.245	$ 0.760	$ 0.730

Weighted average number of shares outstanding	2,891,875	2,902,147	2,896,314	2,901,701

Financial Highlights

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2010	2009	2010	2009
Performance Ratios and Share Data:
Return on average assets (annualized)	1.49%	1.35%	1.51%	1.39%
Return on average equity (annualized)	17.98%	16.84%	18.31%	17.46%
Net interest margin (tax equivalent)	4.17%	4.16%	4.23%	4.24%
Cash dividends paid per share	$0.255	$0.245	$0.760	$0.730
Earnings per share	$1.00	$0.82	$2.96	$2.48
Weighted average shares outstanding	2,891,875	2,902,147	2,896,314	2,901,701

Balance Sheet Highlights (dollars in thousands):	September 30, 2010	December 31, 2009	September 30, 2009

Assets	$ 789,355	$ 729,477	$ 707,214
Investment securities - Available For Sale	230,493	198,582	197,544
Loans (net of unearned income)	474,792	456,384	448,491
Allowance for loan losses	5,588	4,888	4,683
Deposits	655,240	605,559	579,847
Stockholders' Equity	69,622	61,527	61,107
Non-performing assets	14,270	7,057	6,517
Non-performing assets to total loans	3.01%	1.55%	1.45%
Average Leverage Ratio	8.37%	8.15%	8.04%
Common shares outstanding	2,891,697	2,871,816	2,873,966
Book value per share	$ 22.70	$ 20.71	$ 20.09